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                                 Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3, No. 333-52470) and related Prospectus of Allscripts Healthcare Solutions, Inc. for the registration of 1,398,303 shares of its common stock and to the incorporation by reference therein of our report dated September 20, 2000, with respect to the financial statements of the Physicians Channel business of Channelhealth Incorporated included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-49568) of Allscripts Healthcare Solutions, Inc., filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
January 26, 2001